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                                                                    EXHIBIT 23.4

                         Independent Auditors' Consent

The Board of Directors
Guild.com, Inc.

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2001, with respect to the financial statements of Guild.com, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Ashford.com for the registration of 8,724,600 shares of its common stock.

                                          /s/ Ernst & Young LLP

Milwaukee, Wisconsin
February 28, 2001